EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Stephen W. Golsby, Chief Executive Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date: October 27, 2011	By:	/s/ STEPHEN W. GOLSBY
Stephen W. Golsby President and Chief Executive Officer

28